                                                                    EXHIBIT 10.1

                                                  April 16, 2002


BY HAND

Mr. Jim Johnson
Alloy, Inc.
151 West 26th Street
New York, New York

     RE: Lease dated as of November 2, 1996, as modified by that certain Second Lease Modification Agreement dated as of January 28, 2002 (Second Modification) between Abner Properties Company, as Owner, and Alloy Inc., as Tenant, covering portions of the tenth (10th) floor known as 10th Floor Rear and 10th Floor South, and the entire rentable area of the eleventh (11th) floor, (collectively hereinafter referred to as the "demised premises") at 151 West 26th Street, NY, NY ("Building"); the lease as modified by the Second Modification is hereinafter collectively referred to as the "Lease".

Dear Mr. Johnson:

     Reference is made to the above captioned Lease. This letter shall serve to clarify and modify the Lease as follows:

     (a) The Second Additional Commencement Date, as such term is defined in the Second Modification shall be deemed to be March 18, 2002.

     (b) Subparagraph (i) of Article (1)(i) of the Second Modification shall be deemed deleted therefrom; and subparagraph (h) of Article (1)(i) shall be revised so that the words "the last day of the eighth (8th) Lease Year shall be deleted therefrom and replaced with the following words "and including February 28, 2010"; and

     (c) The aggregate amount of the abatement as set forth in Article 2A(i) of the Second Modification shall be $30,000.00 in lieu of $25,000.00.

     Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

     Please confirm your agreement to the foregoing by signing and returning all three (3) copies of this letter for counter-signature. Once fully executed, an original will be returned to you for your file.

                                              Very truly yours,

                                              Abner Properties Company

                                              By: /s/  Jonathan P. Rosen
                                                 -------------------------------
                                                 Jonathan Rosen, General Partner

Read, acknowledged and agreed to:

Alloy, Inc.

By: /s/  James K. Johnson, Jr.
   ---------------------------------
   James K. Johnson, Jr.


                                       1